UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2015

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 CenturyLink Drive
Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 2, 2015, CenturyLink, Inc. (the “Company”) issued a press release announcing that Karen A. Puckett, President, Global Markets, is leaving the Company effective August 31, 2015. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

(e) In connection with Ms. Puckett’s departure, the Compensation Committee of the Company’s Board of Directors has approved certain changes to her outstanding equity awards. Specifically, the shares of time-based restricted stock granted to her in fiscal 2013 and 2014 that are currently unvested (10,167 and 21,033 shares, respectively) will be accelerated effective August 31, 2015. With respect to her performance-based restricted stock, she will continue to hold the awards granted to her in fiscal 2013 and 2014 (30,501 and 47,325 shares, respectively), which will remain subject to their original performance conditions. Ms. Puckett’s remaining equity awards, all which were granted to her on February 23, 2015, will be forfeited upon her termination of employment.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The exhibit to this Current Report is listed in the Exhibit Index, which appears at the end of this Current Report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

CenturyLink, Inc.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President,
Chief Administrative Officer,
General Counsel and Secretary

Dated: June 2, 2015

Exhibit Index

Exhibit No.	Description

99.1	Press Release of CenturyLink, Inc. dated June 2, 2015